Exhibit 23.1

11th Floor
PricewaterhouseCoopers Center
2 Corporate Avenue
202 Hu Bin Road, Luwan District
Shanghai 200021, PRC
Telephone +86 (21) 2323 8888
Facsimile +86 (21) 2323 8800
pwccn.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of UTStarcom Holdings Corp. of our report dated March 16, 2011 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appear in UTStarcom, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Shanghai, the People’s Republic of China

June 29, 2011